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AT THE COMPANY                                   FOR MEDIA
Larry Ellis                                      Denise Portner
Chief Financial Officer                          Tierney Communications
(805) 339-0375                                   (215) 790-4395

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
May 6, 2004



The Med-Design Corporation Reports First Quarter Financial Results COMPANY TO HOLD CONFERENCE CALL AT 4:30 P.M. EDT THURSDAY, MAY 6


VENTURA, CA (MAY 6, 2004) -The Med-Design Corporation (NASDAQ: MEDC), a leader in the design and development of safety needle products for medical use, announced financial results for the first quarter of 2004.

The net loss for the quarter was $1,435,934, or $0.09 per share, compared to net loss of $1,756,269, or $0.14 per share, for the corresponding period in 2003. Revenue for the quarter was $89,511, compared to revenue of $39,091 for the corresponding period in 2003. The increase in revenue for the quarter reflects an increase in royalty payments from our licensed products and sales of our Safety Dental Syringe which was launched in June 2003 and is marketed by Sultan Chemists.

Operating expenses for the first quarter were $1,713,132, a decrease of $235,583 as compared to operating expenses of $1,948,715 for the corresponding period in 2003. The decrease was due primarily to a decrease in general and administrative costs related to a reduction in employee and stock-based compensation expenses. Research and development expenses also decreased as a result of a reduction in employee compensation expense.

Total cash, cash equivalents and available-for-sale securities as of March 31, 2004 were $24,605,129 compared to $25,029,749 as of March 31, 2003. The decrease reflects the use of cash in the operations of the business offset by the net proceeds of approximately $16,000,000 from the completion of our private placement in the third quarter of 2003. Total cash, cash equivalents and available-for-sale securities as of March 31, 2004 does not reflect the payment by Med-Design of $5.6 million in cash on April 1, 2004 as partial consideration for its acquisition of the Safety Huber needle business of Luther Needlesafe Products, Inc.

James Donegan, Chairman and Chief Executive Officer of Med-Design, commented, "We were pleased with achievements in the first quarter. We acquired assets relating to Luther Needlesafe Products' Low Profile Safety Huber Needle on

                                    - more -

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April 1. This product, used to deliver chemotherapeutic agents, is already in the marketplace and brings immediate revenue for Med-Design. On February 10, 2004, Med-Design announced the signing of a development agreement with Atrix Laboratories to complete the development of the Dual Chamber Mixing Device. We are hopeful that, if the development phase is successful, Med-Design and Atrix will enter into a long-term contract. Also in February, BD announced the launch of the BD Integra(TM) 1ml Syringe, a smaller version of BD's Integra 3ml Syringe. Both products are royalty bearing to Med-Design.


CONFERENCE CALL INFORMATION

Med-Design will host a conference call that will be broadcast simultaneously on the Internet to discuss first quarter 2004 financial results at 4:30 p.m. EDT (1:30 p.m. PDT) on Thursday, May 6. Individuals wishing to view the Webcast can access the event at www.med-design.com/investors.asp.

Toll-free telephone lines have been set up to enable interested persons to listen to the presentation and participate in a question and answer session.
   o   Call-in number:  1-800-299-9086
   o   Passcode:  91563849

The conference call will be archived until May 20, 2004. Persons wishing to listen to a replay of the conference call may do so through our site, www.med-design.com by clicking on Investor Relations, then on conference call or call 1-888-286-8010, passcode 80595490.

Forward Looking Statements

This release contains forward looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including, among others, the ability of the Company to generate revenue and the timing of the generation of such revenues. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements including lack of demand or low demand for Med-Design's products or for safety products generally, competition, delays in introduction of Med-Design's licensed products due to manufacturing difficulties or other factors, requirements under Med-Design's contract arrangements, commitments under contractual arrangements Med-Design may enter into, a determination by companies that have entered into confidentiality agreements with Med-Design that they do not wish to pursue negotiations for agreements with regard to safety pre-filled devices and other factors discussed in Med-Design's filings with the Securities and Exchange Commission.

For more information on Med-Design Corporation you may access the Med-Design Corporation Web site at www.med-design.com.

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                   THE MED-DESIGN CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                          March 31,          December 31,
                                                                                             2004                2003
                                                                                         (Unaudited)
                                                                                         ------------        ------------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                           $ 10,007,383        $  5,198,837
     Available-for-sale securities                                                         14,597,746          19,830,912
     Trade receivables                                                                         88,435             655,056
     Prepaid expenses and other current assets                                                203,478             305,004
                                                                                         ------------        ------------

          Total current assets                                                             24,897,042          25,989,809

     Property, plant, and equipment, net of accumulated depreciation
         of $1,433,020 and $1,366,305, respectively                                           718,667             782,872
     Patents, net of accumulated amortization of $892,442 and $843,133,
         respectively                                                                       1,819,856           1,773,748

                                                                                         ------------        ------------
     Total assets                                                                        $ 27,435,565        $ 28,546,429
                                                                                         ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of capital lease obligations                                     $        814        $      1,506
     Accounts payable                                                                         352,006             451,110
     Accrued compensation and benefits                                                         91,353             162,740
     Accrued professional fees                                                                124,950             138,950
     Other accrued expenses                                                                    40,779              27,466
                                                                                         ------------        ------------

          Total current liabilities                                                           609,902             781,772
                                                                                         ------------        ------------

Commitments and Contingencies

STOCKHOLDERS' EQUITY
     Preferred stock, $.01 par value, 5,000,000 shares authorized;
        No shares outstanding at March 31, 2004 and December 31, 2003                              --                  --
     Common stock, $.01 par value, 30,000,000 shares authorized;
          16,622,690 and 16,572,390 shares issued and outstanding,
           respectively                                                                       166,227             165,724
     Additional paid-in capital                                                            71,403,585          71,033,777
     Accumulated deficit                                                                  (44,715,665)        (43,279,731)
     Accumulated other comprehensive (loss) income                                            (28,484)           (155,113)
                                                                                         ------------        ------------

Total stockholders' equity                                                                 26,825,663          27,764,657
                                                                                         ------------        ------------

Total liabilities and stockholders' equity                                               $ 27,435,565        $ 28,546,429
                                                                                         ============        ============


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                   THE MED-DESIGN CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                 Three Months Ended March 31,
                                                ------------------------------
                                                    2004               2003
                                                -----------        -----------
Revenue                                         $    89,511        $    39,091
                                                -----------        -----------

  Product costs                                 $     2,729                 --
  General and administrative                      1,351,502        $ 1,534,357
  Research and development                          358,901            414,358
                                                -----------        -----------
  Total operating expenses                        1,713,132          1,948,715

  Loss from operations                           (1,623,621)        (1,909,624)
  Interest expense                                      (36)              (113)
  Investment income                                 187,723            153,468
                                                -----------        -----------

Net loss                                        ($1,435,934)       ($1,756,269)
                                                ===========        ===========

Basic and diluted loss per
  common share                                       ($0.09)            ($0.14)

Weighted average common shares
  outstanding                                    16,604,217         12,615,998


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